Exhibit 99.1

Data443 Risk Mitigation, Inc. Completes Transaction for Certain Assets of Cyren, Ltd.

RESEARCH TRIANGLE PARK, N.C., December 18, 2023 - Data443 Risk Mitigation, Inc. (OTCPK: ATDS) (“Data443” or the “Company”), a data security and privacy software company for “All Things Data Security,” today announced the completion of the purchase of certain assets of Cyren, Ltd.

Management Commentary

Data443’s CEO & Founder Jason Remillard commented, “Completing the transaction for certain assets of Cyren, Ltd. is a major milestone for the Company. The Data443 team has been working tirelessly to retain Cyren’s customers, technology, and employees since the Company’s initial announcement of the transaction in May 2023.We are happy to say that of the approximately 60 Cyren, Ltd. customers that the Company has been in touch with, it has signed new contracts with 52 of them. The Company expects to close new agreements with the remaining customers not already signed in –the first quarter of 2024.”

Mr. Remillard continued, “Cyren, Ltd.’s technology includes threat and response streaming technologies, native email anti-spam, anti-malware, and Phishing/Business Email Compromise capabilities, which the Company believes are among the most accurate and cutting-edge in the industry. During the Company’s customer engagements, many customers expressed excitement about the technology and about adding Data443’s tech stack to their offerings. Some of the customers retained include the world’s largest ecommerce, firewall, network device and SOAR/ZeroTrust service providers. Email and its related vectors are a constant risk that all service providers must protect against.”

The Company expects the completed transaction to be immediately accretive for the first quarter of 2024.

About Data443 Risk Mitigation, Inc.

Data443 Risk Mitigation, Inc. (OTCPK: ATDS) provides software and services to enable secure data across devices and databases, at rest and in flight/in transit, locally, on a network or in the cloud. We are All Things Data Security™. With over 10,000 customers in over 100 countries, Data443 provides a modern approach to data governance and security by identifying and protecting all sensitive data regardless of location, platform or format. Data443’s framework helps customers prioritize risk, identify security gaps and implement effective data protection and privacy management strategies.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by use of terms such as “expect,” “believe,” “anticipate,” “may,” “could,” “will,” “should,” “plan,” “project,” “intend,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue” or the negative of these words or other comparable terminology. Statements in this press release that are not historical statements, including statements regarding Data443’s plans, objectives, future opportunities for Data443’s services, future financial performance and operating results, and any other statements regarding Data443’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance, or regarding the anticipated consummation of any transaction, are forward-looking statements. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and assumptions, many of which are difficult to predict or are beyond Data443’s control. These risks, uncertainties and assumptions could cause actual results to differ materially from the results expressed or implied by the statements. They may relate to the outcome of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; inability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; anti-takeover measures in the Company’s charter documents; and the uncertainties created by global health issues, such as the ongoing outbreak of COVID, and political unrest and conflict. These and other important risk factors are described more fully in the Company’s reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including in Part I, Item 1A of the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2023, as amended on August 24, 2023, and subsequent filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. Except as otherwise required by applicable law, Data443 undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

“DATA443” is a registered trademark of Data443 Risk Mitigation, Inc.

All product names, trademarks and registered trademarks are property of their respective owners. All company, product and service names used in this press release are for identification purposes only. Use of these names, trademarks and brands does not imply endorsement.

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Investor Relations Contact:

Matthew Abenante

ir@data443.com

919.858.6542